EXHIBIT 10.4

THIRD AMENDMENT TO THE HOMEBANC MORTGAGE CORPORATION

401(k) RETIREMENT PLAN

THIS THIRD AMENDMENT TO THE HOMEBANC MORTGAGE CORPORATION 401(k) RETIREMENT PLAN (the “Plan”) is made on the 13th day of December 2006, by HomeBanc Corp. (“HomeBanc Corp.”).

W I T N E S S E T H:

WHEREAS, the Plan was adopted effective May 1, 2000 and amended and restated effective April 1, 2005; and

WHEREAS, final Treasury Regulations under sections 401(k) and 401(m) of the Internal Revenue Code of 1986, as amended (the “Final Regulations”) have been issued, generally effective for plan years beginning on and after January 1, 2006; provided, however, that the Final Regulations can be adopted for any plan year that ends after December 29, 2004; and

WHEREAS, HomeBanc Corp. elected to apply the Final Regulations to the Plan for the Plan year beginning January 1, 2005 and ending December 31, 2005 and Plan years thereafter; and

WHEREAS, HomeBanc Corp. now desires to amend the Plan to reflect additional changes required by the Final Regulations effective January 1, 2005; and

WHEREAS, HomeBanc Corp also desires to amend the Plan to reflect certain changes required by the Pension Protection Act of 2006 effective January 1, 2007; and

NOW, THEREFORE, the Plan is hereby amended as follows:

1.

Section 1.20 of the Plan is hereby amended, effective as of January 1, 2005, by adding at the end thereof, the following:

“Earnings shall include Gap Period Income. “Gap Period Income” means an adjustment for income for the period between the end of the Plan Year and the distribution of Excess Contributions or Excess Aggregate Contributions that must be made for the Plan Years 2006 and 2007 (e.g., the Actual Deferral Percentage Test performed in 2007 for the 2006 Plan Year and the Actual Deferral Percentage test performed in 2008 for the 2007 Plan Year). The Employer may select any method of allocating Gap Period Income that satisfies the requirements of Treasury Regulation section 1.401(k)-2(b)(2)(iv)”

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2.

Effective as of January 1, 2005, Section 3.01(a) of the Plan is hereby amended by deleting it in its entirety and replacing it with the following:

“(a)        In General. A Participant may elect, in a manner prescribed by the Administrator, to reduce his Compensation payable while an Employee by not less than 1% and not more than 45%, in multiples of 1%, and have that amount contributed to the Plan by the Employer as 401(k) Contributions in a manner to be determined by the Administrator. However, if the sum of the percentages of 401(k) Contributions and After-Tax Contributions elected by the Participant would exceed 50%, then the affected Participant must first reduce the Participant’s Contributions under Plan section 3.02 and then under this Plan section 3.01, so that such sum equals 50%. 401(k) Contributions shall be promptly paid to the Trustee and in no event later than the deadline set forth in Department of Labor Regulation 2510.3-102. 401(k) Contributions shall be made only after the Participant performs the services with respect to which the 401(k) Contributions are to be made (or after the date the Participant otherwise would have received in cash the Compensation being deferred as a 401(k) Contribution, if earlier), unless otherwise provided in the applicable regulations. 401(k) Contributions shall be limited as provided in Plan sections 3.08 and 3.09 and subsection (b) below.”

3.

Section 3.01(b) of the Plan is hereby amended, effective as of January 1, 2005, to read as follows:

“(b)        Limitations. In no event shall the Participant’s reduction in Compensation and the corresponding 401(k) Contributions made on his or her behalf by the Employer and the Affiliated Employers in any calendar year cause an Excess Deferral.”

4.

Section 3.01(d) of the Plan is hereby amended, effective as of January 1, 2005, by adding the following paragraph to its end, as follows:

“As of the last day of the Plan Year or other applicable times as determined by the Administrator, the Administrator may recharacterize Catch-Up Contributions as 401(k) Contributions or vice versa, to the extent necessary to satisfy the requirements of Code section 414(v). Necessary recharacterizations shall occur prior to performing discrimination testing required under Plan section 3.08. Note, if a 401(k) Contribution is recharacterized as a

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Catch-up Contribution, any Employer Matching Contribution on the recharacterized 401(k) Contribution shall be forfeited. Similarly, any Catch-up Contributions that are recharacterized as 401(k) Contributions shall be entitled to an Employer Matching Contribution to the extent provided under the Plan.”

5.

The last paragraph of Section 3.08(b) of the Plan is hereby amended, effective as of January 1, 2005, by adding the following sentence to the end thereof, as follows:

“If recharacterization of 401(k) Contributions as After-Tax Contributions is allowed, the Actual Deferral Percentage test of Plan section 3.08(a) and the Contribution Percentage test of Plan section 3.08(c) must be done using the same testing method (e.g., both tests must be completed using the prior year testing method or both tests must be completed using the current year testing method. See Treasury Regulation sections 1.401(k)-2(a)(2)(ii) and 1.401(m)-2(a)(2)(ii).)”

6.

Section 3.08(f) is hereby amended, effective as of January 1, 2005, by revising the second sentence thereof, to read as follows:

“Such contributions shall be allocated in such amounts as the Administrator shall determine, to Non-Highly Compensated Employees, in accordance with the applicable regulations.”

7.

Section 9.08 of the Plan is hereby amended, effective as of January 1, 2007, by adding a new Subsection 9.08(f),s to read as follows:

“(f)         Non-Spouse Beneficiary Rollovers: Effective January 1, 2007, a non-Spouse Beneficiary may elect, at the time and in the manner prescribed by the Administrator, to have any portion of a distribution from the Plan paid directly to an eligible retirement plan specified by the non-Spouse Beneficiary in a direct trustee-to-trustee transfer. For this purpose, the term “eligible retirement plan” shall mean an individual retirement account described in Code section 408(a) or an individual retirement annuity described in Code section 408(b) (other than an endowment contract) which is established for the purpose of receiving the distribution on behalf of an individual who is designated as a Beneficiary and who is not the surviving Spouse of the Participant. This transfer shall be treated as an eligible rollover distribution for purposes of Code section 402(c).”

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8.

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Third Amendment.

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IN WITNESS WHEREOF, the Board of Directors of HomeBanc Corp. has caused this Third Amendment to be duly executed as of the day and year first above written.

HOMEBANC CORP.

By:	/s/ CHARLES W. McGUIRE
Its:	Executive Vice President, General Counsel and Secretary

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